As filed with the Securities and Exchange Commission on September 16, 2004

Registration No. 333-


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM S-8
________________________________
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.
(Exact name of registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation or organization)

N/A
(I.R.S. Employer Identification No.)

926 West Sprague Avenue Suite 200
Spokane, Washington
(Address of principal executive offices)
99201
(Zip Code)

THIRD AMENDED AND RESTATED GOLD RESERVE INC. 1997 EQUITY INCENTIVE PLAN (Full title of the plan)

ROCKNE J. TIMM
926 West Sprague Avenue, Suite 200
Spokane, Washington 99201
(509) 623-1500
(Name, address and telephone number, including area code, of agent for service)

with a copy to:
JONATHAN B. NEWTON
Baker & McKenzie
Pennzoil Place
711 Louisiana, Suite 3400
Houston, Texas 77002
(713) 427-5000

CALCULATION OF REGISTRATION FEE
                                       Proposed       Proposed
                                       maximum        maximum
Title of each class      Amount        offering       aggregate   Amount of
of securities to          to be        price          offering    registration
to be registered (1)    registered     per share(2)   price(2)    fee

Class A Common
Shares, no par value   350,000 Shares    $3.96       $1,386,000     $175.61
Class A Common Share
   Purchase Rights     350,000 Rights     N/A            N/A         N/A(3)

(1) The Class A Common Shares, no par value per share (the "Class A Common Shares"), of Gold Reserve Inc. (the "Company") being registered hereby relate to the Third Amended and Restated Gold Reserve Inc. 1997 Equity Incentive Plan (the "1997 Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional Class A Common Shares and associated Class A Common Share Purchase Rights as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low per share prices of the Class A Common Shares on September 15, 2004, as reported on the American Stock Exchange.

(3) In accordance with Rule 457(g), no additional registration fee is required in respect of the Class A Common Share Purchase Rights.

Incorporation by Reference

The issuance of the additional 350,000 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, being registered hereby shall be issued under the Plan, which was amended as of February 27, 2004, to increase the number of Class A Common Shares available for issuance under the Plan. The issuance of these additional 350,000 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, was approved pursuant to the terms of the Plan by the Board of Directors and shareholders of the Company on April 15, 2004 and May 27, 2004, respectively.

Pursuant to Instruction E of Form S-8, the contents of the following Registration Statements on Form S-8 of (1) Gold Reserve Corporation, as assumed by the Company as successor issuer, as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 033-6113), as amended; (b) Registration Statement on Form S-8 (Registration No. 033-58700), as amended; (c) Registration Statement on Form S-8 (Registration No. 033-69912), as amended; and (d) Registration Statement on Form S-8 (Registration No. 033-35595); and (2) the Company as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 333-110927), as amended; and (b) Registration
Statement on Form S-8 (Registration No. 333-56495), as amended, are incorporated herein by reference.

Item 8.	Exhibits

The following are filed as exhibits to this Registration Statement:

Exhibit
Number           Description

4.1              Third Amended and Restated Gold Reserve Inc.
                 1997 Equity Incentive Plan*

4.2 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.3 Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4 Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3 to the Company's Registration Statement on Form 8-A (File No. 001-31819) filed with the Securities and Exchange Commission on October 2, 2003)

4.5 Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.6 Form of Change in Control Agreement (incorporated by reference to Exhibit 4.0 to the Company's Annual Report on Form 20-F (File No. 000-30102) filed with the Securities and Exchange Commission on May 9, 2003)

5.1              Opinion of Austring, Fendrick, Fairman & Parkkari *

23.1             Consent of Austring, Fendrick, Fairman & Parkkari
                 (see Exhibit 5.1)*

23.2             Consent of PricewaterhouseCoopers LLP*

23.3             Consent of Behre Dolbear & Company, Inc.*

24.1 Power of Attorney (included on the signature page of the Registration Statement)*
_______________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on September 16, 2004.

GOLD RESERVE INC.


By:  /s/ Rockne J. Timm
             ROCKNE J. TIMM
             Chief Executive Officer and Director


POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Rockne J. Timm as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

Signature
Title
Date

/s/    Rockne J. Timm
       ______________________
       ROCKNE J. TIMM
       Chief Executive Officer (Principal Executive Officer) and Director September 16, 2004

/s/   Robert A. McGuinness
      ______________________
      ROBERT A. McGUINNESS
      Vice President Finance and Chief Financial Officer
      (Principal Financial and Accounting Officer)
      September 16, 2004

/s/   A. Douglas Belanger
      ______________________
      A. DOUGLAS BELANGER
      President and Director
      September 16, 2004

/s/   James P. Geyer
      ______________________

      JAMES P. GEYER
      Senior Vice President and Director
      September 16, 2004

/s/   James H. Coleman
      ______________________
      JAMES H. COLEMAN
      Chairman of the Board
      September 16, 2004

/s/   Patrick D. McChesney
      ______________________
      PATRICK D. McCHESNEY
      Director
      September 16, 2004

/s/   Chris D. Mikkelsen
      ______________________
      CHRIS D. MIKKELSEN
      Director
      September 16, 2004

/s/   Jean Charles Potvin
      ______________________
      JEAN CHARLES POTVIN
      Director
      September 16, 2004


EXHIBIT INDEX

Exhibit
Number           Description

4.1              Third Amended and Restated Gold Reserve Inc.
                 1997 Equity Incentive Plan*

4.2 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.3 Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4 Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3 to the Company's Registration Statement on Form 8-A (File No. 001-31819) filed with the Securities and Exchange Commission on October 2, 2003)

4.5 Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.6 Form of Change in Control Agreement (incorporated by reference to Exhibit 4.0 to the Company's Annual Report on Form 20-F (File No. 000-30102) filed with the Securities and Exchange Commission on May 9, 2003)

5.1              Opinion of Austring, Fendrick, Fairman & Parkkari *

23.1             Consent of Austring, Fendrick, Fairman & Parkkari
                 (see Exhibit 5.1)*

23.2             Consent of PricewaterhouseCoopers LLP*

23.3             Consent of Behre Dolbear & Company, Inc.*

24.1 Power of Attorney (included on the signature page of the Registration Statement)*
_______________
* Filed herewith.


EXHIBIT 4.1

Third Amended and Restated Gold Reserve Inc.

1997 Equity Incentive Plan
(formerly the Gold Reserve Corporation 1997 Equity Incentive Plan)

SECTION 1.     ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

ESTABLISHMENT. Gold Reserve Inc., a Yukon corporation (the "Company"), the parent company of Gold Reserve Corporation, a Montana corporation hereby adopts and assumes the "1997 EQUITY INCENTIVE PLAN" (the "Plan") originally established by Gold Reserve Corporation, as amended in this Third Amendment and Restatement, for the key employees, directors and consultants of the Company and its Subsidiaries. The Plan permits the grant of Stock Options, Stock Appreciation Rights and Restricted Stock.

PURPOSE. The Purpose of the Plan is to advance the interests of the Company and its Subsidiaries and promote continuity of management by encouraging and providing key employees, directors and consultants with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value as reflected in the growth in the price of the shares of the Company's Stock and by enabling the Company and its Subsidiaries to attract and retain the services of key employees, directors, and consultants upon whose judgment, interest, skills, and special effort the successful conduct of its operations is largely dependent.

EFFECTIVE DATE. The Plan, as amended hereby, shall become effective on the date it is adopted by the Board of the Company, subject to the approval by the affirmative vote of the majority of shareholders present and voting at a duly held meeting of shareholders or by written consent of the majority of outstanding shareholders. The original Plan was effective January 30, 1997.

SECTION 2.     DEFINITIONS, CONSTRUCTION

DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:
a)     Act means the Securities Act (Ontario), as amended.

b) Board means the Board of Directors of the Company, which shall determine all matters concerning Options, Restricted Stock and Stock Appreciation Rights granted to Eligible Directors.

c) Change in Capitalization means any increase or reduction in the number of shares of Stock, or any change (including, but not limited to, a change in value) in the shares of Stock or exchange of shares of Stock for a different number or kind of shares or other securities of the Company or any other corporation or other entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, change in the exercise price or conversion price under any warrants, rights or debenture as a result of any event, stock dividend, stock split or reverse stock split, extraordinary dividend, property dividend, combination or exchange of shares or otherwise.

d) A Change in Control means an event or series of events after the Effective Date by which (i) any person or group of persons acting "jointly or in concert" (as such terms are used in Section 1 and 91 of the Act) becomes the beneficial owner (as defined in Section 90 of the Act), directly or indirectly, of more than 50% of the aggregate voting power of all the capital Stock of the Company normally entitled to vote in the election of directors or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Companys stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the directors then in office.

e)     Code means the U.S. Internal Revenue Code of 1986, as amended.

f) Committee means a committee of the Board designated to administer the Plan. If no Committee is designated or is administering the Plan, all references to the Committee herein shall refer to the Board.

g) Company means Gold Reserve Inc., a Yukon corporation, and any successors thereto.

h) Disability means the inability to engage in any substantial activity by reason of any medically determinable, physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

i) Eligible Participant means any key employee, director or consultant designated by the Committee as eligible to participate in the Plan pursuant to Section 3.

j)     Fair Market Value means the closing sales price or the United
States Dollar equivalent of the closing sales price at which a share of the Stock is reported to have traded on the day immediately preceding the grant date as reported on the Principal Market for the Stock; and if there is no trade on such date, the Fair Market Value means the closing sales price or the United States Dollar equivalent of the closing sales price on the most recent date previous to such grant date as reported on the Principal Market for the Stock. If no Fair Market Value has been established in accordance with the foregoing, Fair Market Value shall be the value established by the Board in good faith and, in the case of an incentive stock option, in accordance with Section 422 of the Code.

k) Option means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either
(i) an incentive stock option within the meaning of Section 422 of the Code or (ii) a nonstatutory stock option.

l) Option Agreement means the agreement evidencing the grant of an Option as described in Section 6.

m) Option price means the price at which Stock may be purchased pursuant to an Option.

n) Optionee means a person to whom an Option has been granted under the Plan.

o) Participant means an Eligible Employee, Director or a consultant who has been granted and, at the time of reference, holds an Option, Restricted Stock or Stock Appreciation Right.

p) Period of Restriction means the period during which shares of Restricted Stock are subject to restrictions pursuant to Section 9 of the Plan.

q) Principal Market for the Stock means the exchange on which the majority of the Stock was traded over the last twelve months. This includes The Toronto Stock Exchange (TSE), the NASDAQ Electronic Interdealer Quotation System (NASDAQ System) or, in the event the Company lists its shares in the future, a national U.S. securities exchange.

r) Restricted Stock means Stock granted pursuant to Section 9 of the Plan.

s) Stock means the Class A Common Shares of the Company, no par value per share.

t) Stock Appreciation Right means the right to receive the increase in the value of Stock subject to an Option in lieu of purchasing such Stock.

u) Subsidiary means any present or future subsidiary of the Company, as defined in Section 424(f) of the Code.
All numbers, except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. ELIGIBILITY AND PARTICIPATION

ELIGIBILITY AND PARTICIPATION. Eligible Participants in the Plan shall be selected by the Committee from among those officers, directors, employees, and consultants of the Company and its Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Companys continued growth and development and to its long-term financial success. The maximum number of shares for which Options may be granted to any one person in any year is 300,000 shares. In addition, the total number of shares reserved for issuance to any one person pursuant to options cannot exceed 5% of shares outstanding.

SECTION 4. STOCK SUBJECT TO PLAN

NUMBER. The total number of new shares of Stock subject to issuance under the Plan (as amended by resolution of the Board of Directors on February 27, 2004 and approved by the Shareholders on May 27, 2004) is 2,850,000. In addition, any shares of Stock subject to options previously issued under existing plans of Gold Reserve Corporation, a wholly owned subsidiary of the Company, that as a result of forfeiture become subject to re-issuance under the terms of such plans, shall be reissued and administered pursuant to the Plan.

UNUSED STOCK; UNEXERCISED RIGHTS. If any shares of Stock are subject to an Option, which for any reason expires or is terminated unexercised as to such shares, or any shares of Stock subject to a Restricted Stock grant made under the Plan are re-acquired by the Company pursuant to Section 9 of the Plan, such shares shall again become available for issuance under the Plan.

EXERCISE OF STOCK APPRECIATION RIGHT. Whenever a Stock Appreciation Right is exercised and payment of the amount determined in Section 8 is made in cash, the shares of Stock allocable to the portion of the Option surrendered may again be the subject of Options or Restricted Stock hereunder. Whenever a Stock Appreciation Right is exercised and payment of the amount determined in Section 8 is made in shares of Stock, only the net shares issued upon exercise of the Stock Appreciation Right will be deemed utilized in the Plan.

ADJUSTMENT IN CAPITALIZATION.

a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of shares of Stock or other securities with respect to which Options or Restricted Stock may be granted under the Plan; (ii) the number and class of shares of Stock or other securities which are subject to outstanding Options or Restricted Stock granted under the Plan, and the purchase price therefore, if applicable, and (iii) the maximum number of shares of Stock or other securities with respect to which Options or Stock Appreciation Rights may be granted during the term of the Plan.

b) Any such adjustment in the shares of Stock or other securities subject to outstanding incentive stock options (including any adjustments in the purchase price) shall be made in such a manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

c) If, by reason of a Change in Capitalization, a grantee of Restricted Stock shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of Stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Restricted Stock or Stock subject to the Option, as the case may be, prior to such Change in capitalization.

SECTION 5. DURATION OF PLAN

DURATION OF PLAN. The Plan shall remain in effect, subject to the Boards right to earlier terminate the Plan pursuant to Section 12 hereof, until all Stock subject to the Plan shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option, Stock Appreciation Right or Restricted Stock may be granted under the Plan on or after the tenth anniversary of the original Effective Date.

SECTION 6. OPTION GRANTS

GRANT OF OPTIONS. Subject to Sections 4 and 5, Options may be granted to Eligible Participants and Eligible Directors at any time and from time to time as determined by the Committee, as the case may be. The Committee shall have complete discretion consistent with the terms of the Plan in determining whether to grant Options, the number of Options to be granted, and whether an Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option. Nothing in this Section 6 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in excess of the maximum established by Section 422 of the Code.

OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee or the Board, as the case may be, shall determine.

OPTION PRICE. The Option Price for each Option shall be determined by, or in the manner specified by, the Committee or the Board provided that no Option shall have an Option Price that is less than the Fair Market Value of the Stock on the date the Option is granted (110% of Fair Market Value in the case of an incentive stock option granted to any person who owns Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or any Subsidiary, known as a Ten Percent Stockholder).

DURATION OF OPTIONS. Each Option shall have a maximum duration of ten years from the time it is granted, except that an incentive stock option granted to a Ten Percent Stockholder shall have a maximum duration of five years from the time it is granted.

EXERCISE OF OPTIONS. Each Option granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee or the Board, as the case may be, shall in each instance approve. Such restrictions and conditions need not be the same for each Participant.

SECTION 7. TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS

PAYMENT. The Option Price shall be payable to the Company or a Subsidiary in full upon exercise of an Option either (i) in cash or its equivalent, (ii) at the discretion of the Committee or the Board, as the case may be, by tendering shares of Stock held by the Optionee for more than six months having a Fair Market Value at the time of exercise equal to the Option
Price, (iii) by a combination of (i) and (ii), or (iv) cashless exercise methods which are generally permitted by law, whereby a broker sells the shares to which the Option relates or holds such shares as collateral as may be the case. The proceeds from any such payments shall be added to the general funds of the Company or a Subsidiary and shall be used for general corporate purposes. Where payment for the exercise of an Option is made as provided in (ii) above, only the net shares issued upon exercise of the Option will be deemed utilized in the Plan

The Company or a Subsidiary may from time to time or at any time advance funds to holders of Options granted under the Plan on a short-term basis solely for the purpose of enabling such holders to exercise their Options. All such advances will be evidenced in writing, will provide for the payment of interest on terms then prevailing and will be secured by pledges of the Shares issuable upon the exercise of the Options and if such Shares are to be resold, the proceeds of such sale. It is presently anticipated that no such advance will remain outstanding for more than a period of thirty days.

RESTRICTIONS ON STOCK TRANSFERABILITY. The Committee or the Board, as the case may be, may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable provincial securities law, under applicable U.S. federal securities law, under requirements of any stock exchange upon which such shares of Stock are then listed and under any U.S. blue sky or state securities laws applicable to such shares.

TERMINATION DUE TO RETIREMENT. The Option Agreement may provide that if the employment of the Optionee is terminated due to the Retirement (as hereinafter defined) of the Optionee, or if the directorship of the Optionee expires, any then outstanding options under the Plan may be exercised at any time prior to the earlier of the expiration date of the Options or twelve
(12) months after the date of retirement. For purposes of the Plan, Retirement shall mean any termination of employment with the Company occurring after the completion of ten (10) years of service with the Company and the attainment of age sixty (60) by the Optionee.

TERMINATION DUE TO DEATH OR DISABILITY. The Option Agreement may provide that the rights of an Optionee under any then outstanding Option granted to the Optionee pursuant to the Plan if the employment or directorship of the Optionee is terminated by reason of death or Disability shall survive for up to the earlier of the expiration date of the Options or one year after such death or Disability.

TERMINATION OF EMPLOYMENT FOR CAUSE. Anything contained herein to the contrary notwithstanding, if the termination of an Optionees employment with the Company or a Subsidiary is as a result of or caused by the Optionees theft or embezzlement from the Company or a Subsidiary, the violation of a material term or condition of his or her employment, the disclosure by the Optionee of confidential information of the Company or a Subsidiary, conviction of the Optionee of a crime of moral turpitude, the Optionees stealing trade secrets or intellectual property owned by the Company or a Subsidiary, any act by the Optionee in competition with the Company or a Subsidiary, or any other act, activity or conduct of the Optionee which in the opinion of the Committee is adverse to the best interests of the Company or a Subsidiary, then any Options and any and all rights granted to such Optionee thereunder, to the extent not yet effectively exercised, shall become null and void effective as of the date of the occurrence the event which results in the Optionee ceasing to be an employee or director of the Company or a Subsidiary, and any purported exercise of an Option by or on behalf of said Optionee shall following such date shall be of no effect.

INVOLUNTARY TERMINATION OF EMPLOYMENT. Options granted under the Plan after the Effective Date of this Amended and Restated Plan may be exercised at any time prior to the earlier of the expiration date of the Options or within thirty (30) days after the involuntary termination of employment (as hereinafter defined) of the Optionee with the Company, but the options may not be exercised for more than the number of shares, if any, as to which the options were exercisable by the Optionee immediately prior to such termination of employment, as determined by reference to the terms and conditions specified at the time such options were granted. For purposes of the Plan, involuntary termination of employment shall mean any termination of an Optionee's employment with the Company by reason of the discharge, firing or other involuntary termination of an Optionee's employment by action of the Company other than an involuntary termination for cause as described in the paragraph above.

VOLUNTARY TERMINATION OF EMPLOYMENT. Options granted under the Plan after the Effective Date of this Amended and Restated Plan may be exercised at any time prior to the earlier of the expiration date of the Options or within ninety (90) days after the voluntary termination of employment (as hereinafter defined) of the Optionee with the Company, but the options may not be exercised for more than the number of shares, if any, as to which the options were exercisable by the Optionee immediately prior to such termination of employment, as determined by reference to the terms and conditions specified at the time such options were granted. For purposes of the Plan "Voluntary Termination of Employment shall mean any voluntary termination of employment with the Company by reason of the Optionee's quitting or otherwise voluntarily leaving the Company's employ other than a voluntary termination of employment by reason of Retirement or voluntary termination of employment constituting a termination for cause as described above.

TRANSFERABILITY AND EXERCISABILITY OF OPTIONS. Neither the whole nor any part of any incentive option shall be transferable by the Optionee or by operation of law during such Optionees lifetime. An incentive option may be exercised during the lifetime of the Optionee only by the Optionee. At such Optionees death an Option or any part thereof shall only be transferable by such Optionees will or by the laws of descent and distribution. Any incentive option, and any and all rights granted to an Optionee thereunder, to the extent not theretofore effectively exercised, shall automatically terminate and expire upon any sale, transfer or hypothecation, or any attempted sale, transfer or hypothecation of such Option or rights, or upon the bankruptcy or insolvency of the Optionee. Any nonstatutory option granted hereunder may be transferred to the extent provided by the Committee in the nonstatutory option agreement or duly executed amended nonstatutory option agreement.

SECTION 8. STOCK APPRECIATION RIGHTS

STOCK APPRECIATION RIGHTS. The Committee or the Board, as the case may be, may, in its discretion, in connection with the grant of an Option, grant to the Optionee Stock Appreciation Rights, the terms and conditions of which shall be set forth in an agreement. A Stock Appreciation Right shall cover the same shares of Stock covered by the Option (or such lesser number of shares of Stock as the Committee or the Board may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option. Stock Appreciation Rights shall be subject to the following terms and provisions:

a) A Stock Appreciation Right may be granted either at the time of grant, or at any time thereafter during the term of the Option if related to a nonstatutory stock option; or only at the time of grant if related to an incentive stock option.

b) A Stock Appreciation Right will entitle the holder of the related Option upon exercise of the Stock Appreciation Right, to surrender such Option or any portion thereof to the extent unexercised, and to receive payment of an amount determined by multiplying (i) the excess of the weighted average trading price on the Principal Market for the Stock for the five (5) trading days immediately preceding the date of exercise of such Stock Appreciation Right over the Option Price under the related Option, by
(ii) the number of shares as to which such Stock Appreciation Right has been exercised. Notwithstanding the foregoing, the agreement evidencing the Stock Appreciation Right may limit in any manner the amount payable with respect to any Stock Appreciation Right.

c) A Stock Appreciation Right will be exercisable at such time or times and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable. A Stock Appreciation Right granted in connection with an incentive stock option shall be exercisable only if the Fair Market Value of the Stock on the date of exercise exceeds the Option Price in the related Option.

d) Upon the exercise of a Stock Appreciation Right, the related Option shall be cancelled to the extent of the number of shares of Stock as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

e) A Stock Appreciation Right may be exercised by an Optionee only by a written notice delivered in person or by mail to the Secretary of the Company at the Companys principal executive office, specifying the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised. The Optionee shall deliver the agreement evidencing the Stock Appreciation Right being exercised and the agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Optionee.

f) Payment of the amount determined under Subsection (b) may be made by the Company in the discretion of the Committee or the Board, as the case may be, solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right or solely in cash, or in a combination of cash and Stock. If payment is made in Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

g) No Stock Appreciation Right may be exercised within three months after it is granted.

h) Subject to the terms of the Plan, the Committee or the Board, as the case may be, may modify outstanding awards of Stock Appreciation Rights or accept the surrender of outstanding awards of Stock Appreciation Rights (to the extent not exercised) and grant new awards in substitution for them. Notwithstanding the foregoing, no modification of an award of Stock Appreciation Rights shall adversely alter or impair any rights or obligations under the agreement granting such Stock Appreciation Rights without the Optionees consent.

SECTION 9. RESTRICTED STOCK

GRANT OF RESTRICTED STOCK. Subject to Sections 4 and 5, the Committee or the Board, as the case may be, at any time and from time to time, may grant Restricted Stock under the Plan to such Eligible Participants and in such amounts as it determines in its sole discretion, but not in excess of 650,000 shares. Each grant of Restricted Stock shall be made pursuant to a written agreement which shall contain such restrictions, terms and conditions as the Committee or the Board may determine in its discretion. Restrictions upon Restricted Stock shall be for such period or periods (herein called Period(s) of Restriction) and on such terms and conditions as the Committee or the Board may, in its discretion, determine.

TRANSFERABILITY. Except as provided in this Section 9, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee or the Board, as the case may be, and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions set forth in the Restricted Stock grant.

OTHER RESTRICTIONS. The Committee or the Board, as the case may be, may impose such other restrictions on any shares of Restricted Stock granted to any Participant pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable provincial, U.S. federal or state securities laws, and shall legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 9 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in Gold Reserve Inc.s 1997 Equity Incentive Plan and Restricted Stock agreement dated ___________ [TO BE COMPLETED WITH THE DATE OF GRANT]. A copy of the Plan and such Restricted Stock agreement may be obtained from the Secretary of Gold Reserve Inc.

REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Section 9, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 9 removed from his Stock certificate.

VOTING RIGHTS. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

DIVIDENDS AND OTHER DISTRIBUTIONS. During the period of restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

SECTION 10. BENEFICIARY DESIGNATION

BENEFICIARY DESIGNATION. Subject to Sections 7 and 9, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participants death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the life time of the Participant. In the absence of any such designation, benefits remaining unpaid at the Participants death shall be paid to the estate of the Participant.

SECTION 11. RIGHTS OF PARTICIPANTS

EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participants employment, directorship or service at any time nor confer upon any Participant any right to continue in the employ or service or as a director of the Company or any Subsidiary. No person shall have a right to be selected as an Eligible Participant or, having been so selected, to be selected again as an Optionee or recipient of Restricted Stock. The preceding sentence shall not be construed or applied so as to deny a person any participation in the Plan solely because he or she was a Participant in connection with a prior grant of benefits under the Plan.

SECTION 12. ADMINISTRATION; POWERS AND DUTIES OF THE COMMITTEE AND THE BOARD

ADMINISTRATION. The Committee shall be responsible for the administration of the Plan as it applies to Eligible Participants other than directors, and the Board shall be responsible for the administration of the Plan as it applies to Eligible Directors, subject to Section 2. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and its Subsidiaries, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provision of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. No member of the Committee shall be personally liable for any action, determination or interpretation made or taken in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

CHANGE IN CONTROL. Without limiting the authority of the Committee as provided herein, the Committee, either at the time Options or shares of Restricted Stock are granted, or, if so provided in the applicable Option Agreement or Restricted Stock grant, at any time hereafter, shall have the authority to take such actions as it deems advisable, including the right to accelerate in whole or in part the exercisability of Options and/or to reduce the Period of Restriction upon a Change in Control. The Option Agreement and Restricted Stock grants approved by the Committee may contain provisions which, if there is a Change in Control, accelerate the exercisability of Options and/or the Period of Restriction automatically or at the discretion of the Committee or if the Change in Control is approved by a majority of the members of the Board or depending such other criteria as the Committee may specify. Nothing herein shall obligate the Committee to take any action upon a Change in Control.

AMENDMENT, MODIFICATION AND TERMINATION OF PLAN. The Board may, at any time and from time to time, modify, amend, suspend or terminate the Plan in any respect. Amendments to the Plan shall be subject to stockholder approval to the extent required to comply with any exemption to the short swing-profit provisions of Section 16 (b) of the U.S. Exchange Act of 1934, as amended pursuant to rules and regulations promulgated thereunder, with the exclusion for performance-based compensation under Code Section 162 (m), or with the rules and regulations of any securities exchange on which the Shares are listed. The Board may also modify or amend the terms and conditions of any outstanding Award, subject to the consent of the holder and consistent with the provisions of the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option, Stock Appreciation Right or Restricted Stock theretofore granted to any Participant under the Plan, without the consent of that Participant.

INTERPRETATION. Unless otherwise expressly stated in the relevant Agreement, any grant of Options, Stock Appreciation Rights or performance-vesting Restricted Stock is intended to be performance-based compensation and therefore not subject to the deduction limitation set forth in Section 162(m)(4)(C) of the Code .

SECTION 13. TAX WITHHOLDING

TAX WITHHOLDING. At such times as a Participant recognizes taxable income in connection with the receipt of shares, securities, cash or property hereunder (a Taxable Event), the Participant shall pay to the Company or, if instructed by the Committee or its delegate, the Subsidiary that employs the Participant an amount equal to the Canadian or U.S. federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company or, if instructed by the Committee or its delegate, the Subsidiary that employs the Participant in connection with the Taxable Event (the Withholding
Taxes). Prior to the issuance, or release from escrow, of such shares or the payment of such cash Company shall have the right to deduct from any payment of cash to a Participant an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of his obligation to pay Withholding Taxes to the Company, or, if instructed by the COMMITTEE or its delegate, the Subsidiary that employs the Participant, the Participant may make a written election (the Tax Election), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Stock then issuable having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

SECTION 14. REQUIREMENTS OF LAW

REQUIREMENTS OF LAW. The granting of Options or Restricted Stock, and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Province of Ontario without giving effect to the choice of law principles thereof.

LISTING, ETC. Each Option or share of Restricted Stock is subject to the requirement that, if at any time the Committee or the Board, as the case may be, determines, in its discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Stock, no Options or Restricted Stock shall be granted or payment made or shares of Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions which are unacceptable to the Committee or the Board, acting in good faith.

RESTRICTION ON TRANSFER. Notwithstanding anything contained in the Plan or any Agreement to the contrary, if the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the U.S. Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by said Act, and Rule 144 or other regulations thereunder. The Committee or the Board, as the case may be, may require anyone receiving Stock pursuant to an Option or Restricted Stock granted under the Plan, as a condition precedent to receiving such Stock, to represent and warrant to the Company in writing that such Stock is being acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under said Act, or the rules and regulations promulgated thereunder. The certificates evidencing any shares of such Stock shall be appropriately legended to reflect their status as restricted securities.

Notwithstanding anything contained in the Plan or any agreement to the contrary, stock issued pursuant to the Plan in reliance on an exemption from the prospectus requirements of the securities legislation of a province of Canada may be subject to restrictions on transfer.


ATTACHMENT

The following is the form of ordinary resolution approved by the Shareholders at the Meeting held May 27, 2004 and approved by the Board of Directors on April 15, 2004:

BE IT RESOLVED THAT:

The amendment of the Plan to increase the number of Common Shares subject to the Plan by 350,000 Common Shares, of which 150,000 shares are authorized to be issued as restricted stock grants, is hereby ratified and approved;

The directors may revoke this resolution before it is acted upon without further approval of the Shareholders; and

Any officer or director is hereby authorized to execute and deliver any documents, instruments or other writings and to do all other acts as may be necessary or desirable to give effect to the foregoing resolution.

EXHIBIT 5.1
AUSTRING, FENDRICK, FAIRMAN & PARKKARI
BARRISTERS & SOLICITORS

LORNE N. AUSTRING     DEBRA L. FENDRICK             THE DRURY BUILDING
H. SHAYNE FAIRMAN     KEITH D. PARKKARI             3081 Third Avenue
KATHLEEN M. AVERY     GREGORY A. FEKETE             Whitehorse, Yukon
STACY K. HENNINGS                                   Y1A 4Z7
                                                    PHONE: (867) 668-4405
                                                    FAX: (867) 668-3710
                                            E-MAIL:laustring@lawyukon.com
OUR FILE NO:014910-21

September 16, 2004

Gold Reserve Inc.
926 West Sprague Avenue, Suite 200
Spokane, Washington, 99201 USA

Dear Sirs/Mesdames:

Re:     Securities and Exchange Commission Form S-8

We are Yukon counsel to Gold Reserve Inc., a corporation incorporated under the laws of the Yukon Territory (the "Company"). The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a)350,000 Class A Common Shares, no par value per share, of the Company (the "Class A Common Shares"), including the Class A Common Share Purchase Rights attaching to such shares pursuant to that certain Shareholder Rights Plan Agreement, dated as of June 11, 2003, between the Company and Computershare Trust Company of Canada (the "Rights Agreement"), which shall be issued pursuant to the Gold Reserve 1997 Equity Incentive Plan, as amended (the "1997 Plan"), and (b)such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares are collectively referred to as the "Securities").

In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Plan and, as appropriate, the Rights Agreement, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan and, as appropriate, the Rights Agreement, the Securities will be validly issued, fully paid and nonassessable.

This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder. Yours truly,

s/ Austring, Fendrick, Fairman & Parkkari


EXHIBIT 23.2


Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2004 relating to the consolidated financial statements of Gold Reserve Inc., which appears in Gold Reserve Inc.s Annual Report on Form 20-F for the year ended December 31, 2003.



s/ PricewaterhouseCoopers LLP

Vancouver, B.C., Canada
September 16, 2004


EXHIBIT 23.3

Consent of Behre Dolbear & Company, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 references to this firm which appear in Gold Reserve Inc.s Annual Report on Form 20-F for the year ended December 31, 2003. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

/s/ BEHRE DOLBEAR & COMPANY, INC.
September 16, 2004